EXHIBIT 10.9

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MEMORANDUM OF UNDERSTANDING

No. 001/PT.IPC-PT.BRI, LTD/MOU/09/2011

BETWEEN

PT. INTEGRA PRIMA COAL

AND BORNEO RESOURCE INVESTMENTS LTD

CONCERNING

TAKEOVER

OF EXPLORATION, EXPLOITATION, TRANSPORT, AND SALES OF

MINERAL COAL IN THE MINING CONCESSION AREA, STOCKPILE &

JETTY OF

PT. INTEGRA PRIMA COAL

Ail

BAKUNGAN VILLAGE, LOA JANAN SUB-DISTRICT

JEMBAYAN VILLAGE, LOA KULU SUB-DISTRICT

KUTAI KARTANEGARA DISTRICT

EAST KALIMANTAN PROVINCE

On this day, Friday, the 7th (seventh) day of October, two thousand and eleven (2011), we the undersigned:

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(1) IR. MARIO RONALDO SEMUEL DUMAIS, M. Si , as Director of Operations, residing in the complex of [***], as proxy of the shareholders or directors of PT. INTEGRA PRIMA COAL, domiciled in South Jakarta, by virtue of Deed Nc. 17 dated September 29, 2006, last amended by Deed No. 7 dated March 08, 2010. Both were drawn up before Mr. Benediktus Andy Widyanto, SH, Notary in Tangerang, by virtue of a Power of Attorney drawn up on hereinafter referred to as the:

"FIRST PARTY"

(2) GRACE SOPHIA JUDY SARENDATU, SH, residing in [***], as proxy of NILS ANDREW OLLQUIST, residing at [***], as President Director of BORNEO RESOURCE INVESTMENTS LTD., having its principal office at 17'• Floor Wheelock House, 20 Pedder Street, Central, Hong Kong, in this matter acting for and on behalf of the Company, and hereinafter referred to as the:

"SECOND PARTY"

The FIRST PARTY and the SECOND PARTY shall hereinafter be referred to collectively as the "PARTIES" and individually as the "PARTY".

ARTICLE 1

PURPOSE

The purpose of this MEMORANDUM OF UNDERSTANDING is to make investment in the form of TAKEOVER of exploration, exploitation, and drilling of mineral coal between the FIRST PARTY and the SECOND PARTY, taking place in the mining concession area of PT. INTEGRA PRIMA COAL owned by the FIRST PARTY, covering an area of 1253 ha (one thousand, two hundred and fifty-three hectares) and located in the Bakungan Village, Loa Janan Sub-District, Kutai Kartanegara District, East Kalimantan Province, under the Mining Exploration License (IUP Eksplorasi) No. 540/020/IUP ER/MB- PBAT / I/2011 dated January 25, 2011 and the Mining Production License (IUP Produksi) in the process of KUTAI KARTANEGARA Mining and Energy Office with coordinates as attached.

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ARTICLE 2

The PARTIES hereby agree of and consent to the takeover phases as follows: :

2.1 Execution of this MEMORANDUM OF UNDERSTANDING;

2.2 The first (initial) phase of Survey and/or Due Diligence shall be conducted by the SECOND PARTY in the Mining Concession Area as referred to above, including sampling or sample analysis;

2.3 The second (detailed) phase of Survey and/or Due Diligence shall be conducted by the SECOND PARTY in the Mining Concession Area as referred to above, including sampling or sample analysis;

2.4 Execution of the Deed of Agreement for Coal Mining Takeover at the Notary Office between the FIRST PARTY and the SECOND PARTY;

2.5 Exploration and Exploitation activities as well as all investments required for constructing facilities and infrastructure and other licensing fees shall be funded entirely by the SECOND PARTY.

ARTICLE 3

3.1 The FIRST PARTY agrees to provide a maximum period of 14 (fourteen) working days as of the date of execution of this MEMORANDUM OF UNDERSTANDING to the SECOND

PARTY to conduct the FIRST PHASE OF SURVEY in the coal mining concession area as referred to above;

3.2 The FIRST PARTY shall accompany the SECOND PARTY in undertaking all sorts of activities in order to identify the potential of mineral reserves and coal quality in the mining concession area, which, among others, are activities in the form of test pits / drilling, and sampling of mineral coal for testing in the laboratory;

3.3 The costs of survey, test pit / drilling, and sample analysis shall be entirely borne by the SECOND PARTY;

3.4  In the event that., upon conducting the first phase of survey, the SECOND PARTY finds that the coal mining concession area is riot feasible for mining and decides to discontinue this cooperation, then this MEMORANDUM OF UNDERSTANDING shall be considered to be terminated automatically without any compensation from any PARTY;

3.5 In the event that the first phase of survey is declared feasible, then the SECOND PARTY shall continue with the second phase of survey by conducting a more thorough prospecting.

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ARTICLE 4

4.1 The FIRST PARTY agrees to provide a maximum period of 1 (one) month, in 14 (fourteen) working days (as set out in Article 3.1) as from the date the FIRST PHASE OF SURVEY is conducted, to subsequently conduct the SECOND PHASE of SURVEY in a more technical and thorough manner in the coal mining concession are above with the proviso that the SECOND PARTY shall pay Earnest Money in the sum of Rp.300,000,000, - (three hundred million Rupiah) by transferring it to the account number [***] of BCA Abul Hasan Samarinda

Branch registered under the full name of Mario Ronaldo Semuel Dumais, Ir, and an individual receipt shall be issued for the receipt thereof;

4.2 The FIRST PARTY shall accompany the SECOND PARTY in undertaking all sorts of activities in order to identify the potential of mineral reserves and coal quality in the mining concession area, which, among others, include activities in the form of test pits / drilling, and sampling of mineral coal for testing in the laboratory;

4.3 The costs of survey, test pit / drilling, and sample analysis shall be entirely borne by the SECOND PARTY;

4.4 In the event that the survey results indicate economic feasibility for mining and the SECOND PARTY decides to continue this cooperation to the next phase, namely the exploration and mining activities, then the FIRST PARTY and the SECOND PARTY agree to draw up a Deed of Agreement for Coal Mining Takeover before a Notary.

ARTICLE 5

CLOSING

5.1 Any matter not provided for in this Memorandum of Understanding shall be dealt with by the PARTIES in such reasonable manner as they shall otherwise think fit;

5.2 IN WITNESS WHEREOF, the parties hereto have caused this Memorandum of Understanding to be duly executed by their authorized representatives on the date and year first above written, freely and voluntarily and under no compulsion or duress, in duly stamped and equally valid counterparts.

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Stamp Duty of Rp 6,000,-

FIRST PARTY	SECOND PARTY
PT. INTEGRA PRIMA COAL	BORNEO RESOURCE INVESTMENTS LTD
Signed. Sealed	signed
/s/ Ir. Mario R.S. Dumais, M. Si	/s/ GRACE S.J. SARENDATU, SH.
Director of Operations
Sales Proxy of the Board of Directors

Number: 1210/W/2011

Has been registered in the administrative records

(Gewaarmerkt)

Balikpapan, October 8, 2011

signed

(SITI RAHAYU, SH)

NOTARY IN BALIKPAPAN